LEUTHOLD FUNDS, INC. 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the use of our report dated November 24, 2020 on the September 30, 2020 financial statements, which is incorporated by reference in this Registration Statement (Form N-1A) of Leuthold Funds, Inc., filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 60 under the Securities Act of 1933 (File No. 033-96634).

/s/ Ernst & Young LLP

Minneapolis, Minnesota

January 28, 2021